EX-99.23.ii

                 LYNCH, BREWER, HOFFMAN & SANDS, LLP LETTERHEAD


                                 August 28, 2001

Pauze Funds
14340 Torrey Chase Boulevard, Suite 170
Houston, TX 77014

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference of our opinion dated March 30, 2001, which was attached as Exhibit Number 4 to Post Effective Amendment Number 19 to the Registration Statement on Form N-1A filed by Pauze Funds, a Massachusetts business trust, in Post Effective Amendment Number 20 to such Registration Statement.

                                        Very truly yours,

                                        /s/

                                        LYNCH, BREWER, HOFFMAN, & SANDS, LLP